                                                                   EXHIBIT 10.12
                       ORBCOMM SERVICE LICENSE AGREEMENT
                            FOR THE EUROPEAN REGION

         This Service License Agreement (the "Agreement") is entered into this 15th day of October 1996, between ORBCOMM INTERNATIONAL PARTNERS, L.P. ("ORBCOMM"), whose principal place of business is 21700 Atlantic Boulevard, Dulles, Virginia, 20166, USA, and EUROPEAN COMPANY FOR MOBILE COMMUNICATOR SERVICES, B.V., ORBCOMM EUROPE ("Licensee"), whose principal place of business is ___________________________________________________.

         WHEREAS, Orbital Communications Corporation ("OCC") and Teleglobe Mobile Partners ("Teleglobe Mobile"), through ORBCOMM Global, L.P. ("ORBCOMM Global"), plan to design, develop, construct and operate a satellite-based, low-Earth orbit message and data communications and position determination system (the "ORBCOMM System") that is identified by the International Telecommunications Union as "LEOTELCOM 1" and is further generally described in Attachment A, which attachment shall not be deemed to be a representation or warranty with respect to the ORBCOMM System;

         WHEREAS, the initial two satellites for the ORBCOMM System were launched in April 1995 and are currently commercially available in the United States for the non real-time transmission of short messages and data;

         WHEREAS, ORBCOMM Global has entered into a contract with Orbital Sciences Corporation ("Orbital") for the construction and launch of an additional 26 ORBCOMM System satellites, and the construction of an additional eight satellites;

         WHEREAS, OCC has been awarded United States Federal Communications Commission ("FCC") authority, a copy of which is attached hereto as Attachment K, to construct, launch and operate the ORBCOMM System in the United States;

         WHEREAS, ORBCOMM Global plans to market satellite-based, two-way message and data communication and position determination services using the ORBCOMM System (the "ORBCOMM Services") in the United States through ORBCOMM USA, L.P. ("ORBCOMM USA") and elsewhere in the world through ORBCOMM;

         WHEREAS, ORBCOMM has been granted the authority to use the "ORBCOMM" logo, trademark and service mark and other similar intellectual property in connection with the marketing of ORBCOMM Services internationally; and

         WHEREAS, ORBCOMM and Licensee wish to enter into an agreement pursuant to which, subject to certain terms and conditions, ORBCOMM authorizes Licensee to access and
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use the satellites in the ORBCOMM System and to have use of certain other related assets for purposes of Licensee offering on an exclusive basis communication services using the ORBCOMM System in the country or countries and in any other locations listed in Attachment B (the "Territory").

         NOW, THEREFORE, the parties agree as follows:


SECTION 1 - DEFINED TERMS

         "AAA" shall have the meaning assigned thereto in Section 15(a).

         "Access Fees" shall mean any monthly or other periodic fees or other periodic payments associated with a Subscriber Communicator accessing or otherwise making use of the Licensee System.

         "Affiliate" shall mean, with respect to any person (a) any person that directly, or indirectly through one or more intermediaries, controls such person, (b) any person that is controlled by or is under common control with a controlling person or (c) a shareholder of or other holder of an equity interest in Licensee or an affiliate of any such shareholder or holder. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "CSC" shall have the meaning assigned thereto in Section 6.

         "CSC Software License Agreement" shall have the meaning assigned thereto in Section 6.

         "Controlling Shareholders" shall mean Nuova Telespazio, S.p.A, SATCOM International Group PLC, Swedish Space Corporation and OHB System GmbH, provided that any of the foregoing entities shall be entitled to transfer its interest in Licensee to an entity in which it or its direct parent has at least a 51% interest and upon such transfer such transferee shall be deemed a Controlling Shareholder for purposes of this Agreement; provided however, that any such transferee shall not be entitled to further transfer its interest in the Licensee except to an entity in which its original shareholder or such original shareholder's direct parent has at least a 51% interest.

         "Data Throughput Fee" shall have the meaning assigned thereto in
Section 5(a)(i).

         "Data Throughput Fee Amount" shall have the meaning assigned thereto in Section 5(a)(i).

         "Effective Date" shall mean the date of execution of this Agreement.

         "Gateway Acceptance Test" shall have the meaning assigned thereto in the Ground





                                     Page 2
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Segment Procurement Contract.

         "Gateway Facilities and Environmental Specifications" shall have the meaning assigned thereto in the Ground Segment Procurement Contract.

         "Gateway Implementation Plan" shall have the meaning assigned thereto in the Ground Segment Procurement Contract.

         "Governmental Authority" shall have the meaning assigned thereto in
Section 3(a)(ii).

         "Ground Segment Hardware" shall have the meaning assigned thereto in the Ground Segment Procurement Contract.

         "Ground Segment Procurement Contract" shall have the meaning assigned therein in Section 3(a)(i).

         "Initial Purchase" shall have the meaning assigned thereto in the Ground Segment Procurement Contract.

         "Intermittent Service Problem" shall have the meaning assigned thereto in Section 13(a).

         "International Waters" shall mean the waters more than 12 statute miles from the geographic territory of any country or other territory unless such waters are within 12 statute miles of the geographic territory of another ORBCOMM System service licensee.

         [CONFIDENTIAL TREATMENT]
         "License" shall have the meaning assigned thereto in Section 2(a).

         "Licensee System" shall have the meaning assigned thereto in Section 3(a)(i).

         "Licensee System Acceptance Specifications" shall have the meaning assigned thereto in Section 3(a)(i).

         "Licensee System Acceptance Test" shall have the meaning assigned thereto in Section 3(a)(i).

         "License Fee" shall have the meaning assigned thereto in Section 4.

         "Operable Satellite" shall mean a Satellite that is being used by any of ORBCOMM Global, ORBCOMM or ORBCOMM USA, directly or indirectly, for the provision of revenued service using the ORBCOMM System [CONFIDENTIAL TREATMENT].

         "Option Exercise Notice" shall have the meaning assigned thereto in
Section 9(d)(i)(A).

         "ORBCOMM Entities" shall mean OCC, Teleglobe Mobile, ORBCOMM Global,





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ORBCOMM USA and ORBCOMM.

         "ORBCOMM Gateway" shall mean the facilities consisting of dual antenna, redundant gateway Earth stations ("GESs"), computers, displays, control consoles, communications equipment and other hardware that transport and control the flow of data and message communications and other information for the ORBCOMM System in the Territory. An ORBCOMM Gateway shall include one GES and may be expanded through the addition of supplemental GESs.

         "ORBCOMM Gateway Software License Agreement" shall have the meaning assigned thereto in Section 2(a).

         "ORBCOMM Identity Manual" shall have the meaning assigned thereto in
Section 3(a)(vi).

         "ORBCOMM Licensed Gateway Software" shall have the meaning assigned thereto in the ORBCOMM Gateway Software License Agreement.

         "ORBCOMM System Address" shall mean the unique subscriber communicator address or addresses assigned to a "Subscriber Communicator."

         "ORBCOMM System Purchase Group" shall have the meaning assigned thereto in Section 9(d)(i)(A).

         "Permits" shall have the meaning assigned thereto in Section 3(a)(ii).

         "Quality Inspection" shall have the meaning assigned thereto in
Section 8(a)(i).

         "Registration Fees" shall mean any fees or other payments associated with initial activation of a Subscriber Communicator that will access or make use of the Licensee System.

         "Reseller Agreement" shall have the meaning assigned thereto in
Section 2(d).

         "Resellers" shall have the meaning assigned thereto in Section 2(d).

         "Revenue Dependent Amount" shall have the meaning assigned thereto in
Section 5(a)(i).

         "Revenue Dependent Fee Percentage" shall have the meaning assigned thereto in Section 5(a)(i).

         "Satellites" shall mean any of the low-Earth orbit satellites comprising the constellation portion of the ORBCOMM System.

         "Satellite Usage Fee" shall have the meaning assigned thereto in
Section 5.





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         "Subscriber" shall mean a customer purchasing ORBCOMM Services from
Licensee or a Reseller (or agent or subagent thereof) of Licensee.

         "Subscriber Communicator" shall mean the equipment used by a Subscriber to provide access to the ORBCOMM System that has been "Type Approved" by or on behalf of ORBCOMM Global.

         "Subscriber Management and Customer Support Software" shall have the meaning assigned thereto in Section 6.

         "Successful Launch" shall mean the launch and insertion of Satellites in the orbit described in Section 3.1.1 of Exhibit A, Part 2 of the ORBCOMM System Procurement Agreement dated September 12, 1995 between ORBCOMM Global and Orbital, as in effect on the date hereof.

         "System Available Date" shall mean the day after the date hereof on which ORBCOMM declares that the first plane of eight Satellites have completed on-orbit testing.

         "Termination for Convenience" shall have the meaning assigned thereto in Section 9(b)(i).

         "Territory" shall have the meaning assigned thereto in the whereas clauses hereof.

         "Transaction Agreements" shall mean this Agreement, the Ground Segment Procurement Contract, the ORBCOMM Gateway Software License Agreement and the CSC Software License Agreement,.

         "Type Approved" shall mean the approval for use with the ORBCOMM System granted by ORBCOMM Global for each model or type of subscriber communicator based on ORBCOMM Global's determination that such type of subscriber communicator meets the requirements of the specifications and successfully meets the testing requirements specified in each applicable subscriber communicator manufacturing agreement.

         "Usage Fees" shall mean any payments or charges for the transmission of data or messaging by a Subscriber Communicator when accessing or using the Licensee System.





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SECTION 2 - GRANT OF LICENSE

         (a) For purposes of Licensee offering ORBCOMM Services in the Territory, subject to the terms and conditions set forth herein, ORBCOMM grants to Licensee an exclusive license in the Territory (the "License") to (i) access and/or use (but not operate or control) the Satellites while they are within view of any of the Subscriber Communicators located in the Territory and any of the GESs of the ORBCOMM Gateway located in the Territory or the GESs of an ORBCOMM Gateway shared by Licensee to the extent permitted by the Ground Segment Procurement Contract, (ii) use the ORBCOMM Licensed Gateway Software pursuant to and in accordance with the ORBCOMM Gateway Software License Agreement attached hereto as Attachment C (the "ORBCOMM Gateway Software License Agreement"), (iii) use the applicable ORBCOMM System operating methods, practices and procedures published from time to time by ORBCOMM and made available in writing to Licensee, and (iv) if permitted by law, use the "ORBCOMM" logo, trademark, service mark and name, in accordance with the terms and conditions set forth in this Agreement; provided that Licensee shall not be entitled to access the Satellites unless the Licensee System has successfully passed a Licensee System Acceptance Test. Notwithstanding the grant of the License, ORBCOMM reserves and shall have the right to access the ORBCOMM System in the Territory, free of charge, for purposes of conducting maintenance, testing, operational and other related ORBCOMM System functions, provided that ORBCOMM shall use all good faith efforts to minimize its interference with the operation of the Licensee System; and provided further that to the extent practicable and as soon as possible shall provide Licensee with [CONFIDENTIAL TREATMENT].

         (b) (i) ORBCOMM reserves the right to grant to other licensees the right to use the ORBCOMM System, the ORBCOMM Licensed Gateway Software, and the ORBCOMM operating methods, logo, trademark and name in any area outside the Territory.

         (ii) To the extent permitted by applicable law, upon the receipt of all necessary Permits from the applicable Governmental Authorities and without the prior approval of ORBCOMM, Licensee may provide, on a non-exclusive basis, ORBCOMM Services to Subscriber Communicators located in International Waters and in connection therewith shall be entitled to access or use, as the case may be, on a non-exclusive basis, the assets of ORBCOMM specified in Section 2(a).

         (c) Notwithstanding the grant of the License, the ORBCOMM System, design, software (including the ORBCOMM Licensed Gateway Software), operating methods, logos, trademarks, service marks and name, all copyright, other proprietary and intellectual property rights and all other tangible and intangible property rights with respect thereto are and shall remain the sole and exclusive property of OCC, ORBCOMM, ORBCOMM Global, ORBCOMM USA or its developer, as the case may be.

         (d) Subject to the terms of Section 18(b), Licensee may authorize other entities ("Resellers") to market and sell ORBCOMM Services on a value-added basis in the Territory, and, to the extent permitted by Section 2(b)(ii), in International Waters. Licensee shall execute an agreement (the "Reseller Agreement") with each Reseller that shall contain, at a minimum,





                                     Page 6
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the terms and conditions shown in Attachment D.

         (e) (i) Notwithstanding the provisions of Section 18(b), to the extent necessary and subject to the conditions set forth in this Section 2(e), Licensee may authorize other entities (In-Country Representatives") to act on its behalf and to satisfy all of the applicable requirements of this Agreement with respect to one or more of the countries included in the Territory; provided that ORBCOMM shall be entitled to approve the selection of any In-Country Representative, which approval shall not be unreasonably withheld; and provided, further, that Licensee shall remain responsible for the performance by any such In-Country Representative of all such applicable requirements including the payment of any amounts to be paid to ORBCOMM specified in this Agreement. Notwithstanding the foregoing, ORBCOMM agrees that Nuova Telespazio, S.p.A. shall be entitled to be the In-Country Representative in Italy, SATCOM International Group PLC shall be entitled to be the In-Country Representative in the United Kingdom, Ireland and Switzerland, Swedish Space Corporation shall be entitled to be the In-Country Representative in Sweden and OHB System GmbH shall be entitled to be the In-Country Representative in Germany and the shareholders or any of its Affiliates of Licensee shall be entitled to be the In-Country Representative in up to 50 percent of the countries in the Territory.

         (ii) Copies of all agreements or contracts with any In-Country Representative and any modifications or amendments thereto shall be submitted to ORBCOMM prior to their execution; provided that Licensee shall include in any such agreement or contract language substantially similar to the language contained in Section 14 as well as the applicable responsibilities set forth in this Agreement with respect to such countries. Within [CONFIDENTIAL TREATMENT] business days of receipt of such agreement, contract, modification or amendment, ORBCOMM shall advise Licensee in writing of its approval or disapproval thereof, provided that ORBCOMM shall not unreasonably withhold its approval. Failure of ORBCOMM to respond within such [CONFIDENTIAL TREATMENT] business day period shall be deemed to be approval thereof by ORBCOMM. If any of the agreements, contracts, modifications or amendments are not written in the English language, they must be accompanied by a certified translation into English to be deemed received by ORBCOMM.

         (iii) Licensee hereby represents and warrants that the Access Fees, Registration Fees and Usage Fees charged by Licensee to any In-Country Representative shall be no less than [CONFIDENTIAL TREATMENT] of the Access Fees, Registration Fees and Usage Fees charged by such In-Country
Representative to the next distribution level including its value-added resellers or to Subscribers in the event such In-Country Representative sells or distributes ORBCOMM Services directly to Subscribers.





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SECTION 3 - SCOPE OF AGREEMENT

         (a)     Responsibilities of Licensee.  Licensee shall:

                 (i) Procure and install in the Territory a ground segment that shall consist of (A) the land, buildings, utilities and facilities consistent with the Gateway Facilities and Environmental Specifications, (B) one ORBCOMM Gateway incorporating a total of at least two GESs, which shall be purchased pursuant to the Ground Segment Procurement Contract attached hereto as Attachment E (the "Ground Segment Procurement Contract"), (C) the telecommunication facilities required to connect all elements of such ORBCOMM Gateway (other than those to be furnished by ORBCOMM under the Ground Segment Procurement Contract) and connect such ORBCOMM Gateway with public and/or private data and telecommunications networks and (D) the Subscriber Management and Customer Support Software and associated hardware more specifically described in Section 6 (collectively, the "Licensee System"). The Licensee System must be in conformity with the acceptance criteria and specifications set forth in the Licensee System Acceptance Specifications (the "Licensee System Acceptance Specifications") before it is permitted to access the ORBCOMM System, which criteria and specifications shall be tested by ORBCOMM in accordance with the Licensee System Acceptance Test (the "Licensee System Acceptance Test"); provided however, that if a Gateway Acceptance Test has been performed within 30 days of such Licensee System Acceptance Test, the Licensee System Acceptance Test shall not include a Gateway Acceptance Test. The Licensee System Acceptance Test shall be completed in accordance with the timetable set forth in the Gateway Implementation Plan provided pursuant to the Ground Segment Procurement Contract, and on successful completion thereof, ORBCOMM shall deliver to Licensee a Licensee System Acceptance Test certificate. The procurement and installation of the Licensee System shall be at Licensee's sole expense;

                 (ii) Apply for and use all commercially reasonable and good faith efforts to obtain promptly, and thereafter at all times maintain, at its sole expense, all approvals, licenses, authorizations and permits (the "Permits") from any applicable European, regional, country, federal, state, local or other governmental agency or authority ("Governmental Authority") necessary (A) to develop, construct, implement and operate the Licensee System in the Territory, including any necessary in-country environmental impact studies, (B) to provide ORBCOMM Services in the Territory, and (C) to use or operate Subscriber Communicators with the Licensee System in the Territory. Within ten business days of the expiration of a calendar quarter, Licensee shall provide ORBCOMM with a detailed description of the steps, on a country-by-country or similar basis, that have been taken by or on behalf of Licensee to obtain and maintain such Permits. If Licensee is unable to obtain the Permits for any of the countries in the Territory within [CONFIDENTIAL TREATMENT] years of the commencement of the term of [CONFIDENTIAL TREATMENT].

                 (iii) Commence operation of the Licensee System in the Territory no later than four months after the later of (A) completion of the Licensee System Acceptance Test for





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         the ORBCOMM Gateway incorporating one GES and (B) the date when
         Licensee obtains all the Permits necessary from the Governmental Authorities in at least one of Italy, France, Germany, Spain or the United Kingdom;

                 (iv) Use all commercially reasonable efforts to advertise, promote and market the Licensee System in the Territory, which advertising, promotion and marketing shall occur, to the extent permitted by applicable law, under the name "ORBCOMM Europe", provided that the In-Country Representatives shall be entitled to operate under the name of "ORBCOMM [followed by the name of their country]", in each case in accordance with Section 3(a)(vi), and provide to ORBCOMM by January 1 and June 1 of each year a copy of its current marketing communications plan covering the next six months that includes a general description of the advertising, promotional and marketing efforts for such period;

                 (v) Operate the Licensee System in a manner so as not to injure intentionally the reputation of any of the ORBCOMM Entities or the ORBCOMM System or otherwise adversely impact the operations of the ORBCOMM System or any other system that uses the ORBCOMM;

                 (vi) (A) To the extent permitted by applicable law, during the term of this Agreement and only so long as such use is in accordance with the terms and conditions set forth herein, use the ORBCOMM logos and all ORBCOMM trademarks and service marks, where appropriate, which Licensee acknowledges are currently owned by OCC or ORBCOMM Global, as the case may be, in Licensee's marketing and advertising for the Licensee System. All such marketing and advertising that contains references to the ORBCOMM System, ORBCOMM USA, ORBCOMM Global or ORBCOMM shall be in accordance with the ORBCOMM Identity Manual, the current version of which is attached hereto as Attachment F and which may be modified by ORBCOMM after giving Licensee five business days prior written notice (the "ORBCOMM Identity Manual"), provided that, for a period of six months from the receipt of such notice, Licensee shall be entitled to continue to use all existing marketing materials that previously complied with the ORBCOMM Identify Manual. Licensee shall be required to obtain the prior written consent of ORBCOMM for all such marketing or advertising; provided that if Licensee complies with the ORBCOMM Identity Manual, the advance written approval of ORBCOMM shall not be required. Licensee shall obtain all Permits, if any, from all applicable Governmental Authorities required for it to use any ORBCOMM-registered ORBCOMM logos, trademarks and service marks in the Territory. To the extent requested by ORBCOMM, Licensee shall provide reasonable assistance to ORBCOMM or ORBCOMM Global in ORBCOMM Global's efforts to register the ORBCOMM logos, trademarks and service marks in ORBCOMM Global's name; provided that ORBCOMM shall reimburse Licensee for any out-of-pocket costs incurred in providing such assistance.
         Any use of the word "ORBCOMM" or the phrase "ORB" for a logo, trademark, service mark or trade name shall require the prior written approval of ORBCOMM, which approval shall not be unreasonably withheld;

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                 (B)  Cooperate with ORBCOMM in providing reasonable support and any information that may be required in the defense in the Territory of the ORBCOMM logo and all ORBCOMM trademarks and service marks as a result of their use pursuant to this Agreement; and

                 (C) During the term of this Agreement and thereafter, not (x) engage in any activities or commit any acts that may, directly or indirectly, contest, dispute or otherwise impair OCC's or ORBCOMM Global's, as the case may be, right, title and interest in such logos, trademarks and service marks or (y) directly or indirectly, sublicense use of the ORBCOMM logo or any ORBCOMM trademarks and service marks to any other person, other than with respect to any In-Country Representative, Reseller or its Agents or Subagents, without the express written consent of ORBCOMM;

                 (vii) Pay to ORBCOMM the fees, costs and other payments set forth in this Agreement;

                 (viii) Once a calendar quarter, give ORBCOMM and/or its representatives reasonable access during normal business hours to all information, whether contained in Licensee's books, accounts, records, contracts and documents or otherwise, necessary for ORBCOMM to verify compliance by Licensee with the terms and conditions set forth in this Agreement;

                 (ix) In addition to ORBCOMM's access to the ORBCOMM System in the Territory permitted by Section 2(a), permit ORBCOMM and/or their representatives or Affiliates, at their sole expense, to directly and electronically communicate with all elements of the Licensee System, other than the Subscriber Management and Customer Support Software and associated hardware, (A) for the purpose of and to the extent necessary for examining subscriber provisioning parameters, as well as network element configuration, use of the ORBCOMM System, performance of the Licensee System and other data as required to ensure the proper operation of the ORBCOMM System including the Licensee System and (B) for the purpose of and to the extent ORBCOMM is obligated to do so, assisting Licensee in the maintenance and repair of the Licensee System; provided that, in either event, ORBCOMM shall use all good faith efforts to minimize its interference with the operation of the Licensee System and to the extent practicable and as soon as possible shall provide Licensee with
         (x) [CONFIDENTIAL TREATMENT].

                 (x) If it provides ORBCOMM Services directly to Subscribers, include with any contract or agreement with each Subscriber, to the extent required by ORBCOMM, a brochure or other document prepared and issued by ORBCOMM that contains a provision substantially identical to the following: To the fullest extent permitted by applicable law, Subscriber hereby acknowledges and agrees that none of the ORBCOMM Entities has made any warranties with respect to the ORBCOMM System express or implied, arising by law or otherwise, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose.

                 In addition, if Licensee provides ORBCOMM Services directly to Subscribers, include provisions in its contracts or agreements with each of its Subscribers for the Licensee System substantially identical to the following:

                          (A) In no event shall any of ORBCOMM Entities have any obligation or liability to such Subscriber and such Subscriber shall have no claim or right against any of the ORBCOMM Entities for loss of use, revenue or profit or for any other indirect, incidental or consequential damages;

                          (B) In no event shall any of the ORBCOMM Entities have any obligation or liability to such Subscriber and such Subscriber shall have no claim or right against any of the ORBCOMM Entities in an amount that exceeds in the aggregate the actual amount of any [CONFIDENTIAL TREATMENT];

                 (xi) Use the ORBCOMM Licensed Gateway Software only in accordance with the terms and conditions set forth in the ORBCOMM Gateway Software License Agreement;

                 (xii) So long as such Subscriber Communicator complies with all standards of the European Telecommunications Standards Institute, if applicable, not discriminate against any Subscriber because such Subscriber purchased or obtained its Subscriber Communicator from one source versus another, and not offer service to Subscribers who buy or lease their Subscriber Communicators from Licensee or an Affiliate of Licensee at a price that is lower than that at which similar ORBCOMM Services are offered to Subscribers who obtain their Subscriber Communicators from another source;

                 (xiii) To the extent permitted by law and except as permitted in Sections 2(b)(ii) and 7, (A) not register on the Licensee System Subscriber Communicators the billing address for which is outside the Territory and (B) not solicit any third party, establish an office outside the Territory for the purpose of soliciting any third party or accept unsolicited offers from any third party that will use the Licensee System, if such use will occur primarily in the territory of any one other ORBCOMM System service licensee. During the term of this Agreement, on the anniversary date of the execution of this Agreement, Licensee shall provide ORBCOMM with an officer's certificate certifying its compliance with the terms of this Section 3(a)(xiii);

                 (xiv) In the event a reseller of another ORBCOMM service licensee desires to be a reseller in the Territory, such reseller shall apply to Licensee to become a Licensee-approved reseller in the Territory; provided that such reseller meets the same standards and requirements as other approved resellers in the Territory then Licensee shall be required to offer to provide service to such reseller, at substantially the same rates, terms and conditions (in each case so long as such standards, requirements, terms and conditions are not designed to specifically exclude a reseller of another ORBCOMM service licensee) as it offers other, similar resellers of the ORBCOMM Services in the same country in the Territory, or if there are no similar resellers in such country, then at rates, terms and conditions that are commercially reasonable. In the event Licensee does not believe such reseller will meet the standards or agree to abide by such rates, terms and conditions, Licensee shall notify ORBCOMM in writing of such determination, specifying in detail the basis for its conclusion. Thereafter, the parties shall discuss the reasons detailed by Licensee in such notice; provided that if ORBCOMM and Licensee are unable to mutually agree on the ability of such reseller to become a Licensee-approved reseller in the Territory, [CONFIDENTIAL TREATEMENT];

                 (xv) Offer to provide in the Territory the full range of ORBCOMM Services that are described in the ORBCOMM Service Features Description, as it may be amended from time to time, the current version of which is set forth in Attachment A;

                 (xvi) Promptly advise ORBCOMM in writing if Licensee or any of its Affiliates is a Reseller or acquires any direct or indirect ownership or other economic interest in a Reseller and provide to ORBCOMM for its approval, which approval shall not be unreasonably withheld, all proposed or previously executed Reseller Agreements, and any amendments or modifications thereto, with such Reseller, together with an explanation and justification of the terms and conditions set forth therein;

                 (xvii) Prior to the commencement of the provision of ORBCOMM Services in the Territory and within 30 days after the end of each calendar year thereafter, provide to ORBCOMM in writing a full description of its prices and pricing strategy for the provision of ORBCOMM Services in the Territory. Such description shall (A) address the issues of competitive pricing in the Territory, (B) describe how the pricing strategy and the prices serve the purpose of maximizing revenues over the term of and consistent with or greater than the financial returns reflected in the business plan dated [CONFIDENTIAL TREATMENT] prepared by or on behalf of Licensee, a copy of which is attached hereto as Attachment G, and of making efficient and appropriate use of the Satellites, and (C) demonstrate that ORBCOMM Services have been appropriately priced, when combined with other services or hardware provided by Licensee or its Resellers, and accounted for in calculating gross operating revenues pursuant to
         Section 5(a). Such pricing policies and strategies are not subject to [CONFIDENTIAL TREATMENT] and Licensee shall be obligated to disclose to ORBCOMM the identity of its Resellers but shall not be obligated to disclose to ORBCOMM the identity of its or its Reseller's Subscribers;

                 (xviii) Establish a mutually agreeable framework and reporting scheme with ORBCOMM for the joint exchange of operational statistics (such as statistical data on message lengths, message frequencies, time of day, day of week and seasonal usage for each service offering and market segment served by Licensee) that are necessary for the Licensee, ORBCOMM and other ORBCOMM System service licensees to appropriately manage their respective systems and provide consistent quality services using the ORBCOMM System;

                 (xix) Participate with ORBCOMM in the preparation of traffic forecasts;

                 (xx) Send ORBCOMM written notice of when the Licensee System commences operation;

                 (xxi) Pay all European, regional, country, federal, state, local and other taxes, including but not limited to sales, use, gross receipts, and excise taxes and withholding (other than withholding taxes owed on behalf of ORBCOMM), that arise from the performance of its duties under this Agreement, including the payment of all fees and other amounts due and owing hereunder, provided that in no event shall Licensee be responsible for the payment of any incomes taxes owed by ORBCOMM on amounts due and payable by Licensee hereunder;

                 (xxii) From three months after the System Available Date, provide to ORBCOMM the telephone and facsimile number for Licensee operations personnel responsible for the Licensee System, who collectively shall be available 24 hours a day, seven days a week;

                 (xxiii) Operate the ORBCOMM Gateway located in the Territory using software, firmware and hardware in accordance with the currently-approved ORBCOMM Global specified configuration therefor, the first configuration of which shall be provided to Licensee at the time the Licensee System Acceptance Test is performed and which may change from time to time; provided, that to the extent practicable, ORBCOMM shall provide Licensee with ten days advance written notice of any such configuration change; and provided further that version changes to the ORBCOMM Licensed Gateway Software shall occur in accordance with the ORBCOMM Gateway Software License Agreement; and

                 (xxiv) Prior to or concurrently with the execution of this Agreement, execute the Ground Segment Procurement Contract, the ORBCOMM Gateway Software License Agreement and the CSC Software License Agreement.

         (b)     Responsibilities of ORBCOMM.  ORBCOMM shall:

                 (i) Cooperatively work with and encourage the manufacturers and suppliers of Subscriber Communicators to offer such Subscriber Communicators within one year of the Effective Date for sale or lease in the Territory, either directly or through distributors, one of which may be Licensee;

                 (ii) Provide no later than 60 days prior to the Licensee System Acceptance Test (as set forth in the Gateway Implementation
         Plan), the Licensee System Acceptance Specifications and written acceptance test procedures for performing the Licensee System Acceptance Test; provided that ORBCOMM shall provide Licensee with a draft of such Specifications and procedures 90 days prior to the Licensee System Acceptance Test. The Licensee System Acceptance Specifications shall be sufficient to ensure that all the features and functions of the Licensee System are operating properly and in a manner compatible with the ORBCOMM System;

                 (iii) Assist Licensee in providing data relating to the ORBCOMM System required by any Governmental Authority in connection with Licensee obtaining any of the Permits if ORBCOMM reasonably determines that Licensee cannot reasonably provide such data itself; provided that written data that exists or that ORBCOMM can readily compile from existing data shall be provided at ORBCOMM's expense and other written data or any data required to be presented in person or orally shall be provided at Licensee's expense; and provided further that ORBCOMM shall not be required to disclose any such data to the extent prohibited by law and without reasonable assurances that such data will be maintained by the receiving party on a confidential basis;

                 (iv) Provide, free of charge except as provided below, 24-hour a day, seven days a week emergency technical advice concerning the operation, maintenance and repair of the Licensee System.
         Requests for emergency technical advice may be made by telephone or facsimile or an ORBCOMM-approved secure email system and the advice may be provided by ORBCOMM using such similar means, with all communications conducted in the English language; provided that if, in ORBCOMM's business discretion, the nature of these requests or their frequency indicate that Licensee's operators or technicians are technically inadequate for their tasks, ORBCOMM may require that these employees be retrained (or, at Licensee's option, replaced) at Licensee's cost, or ORBCOMM may charge for this advice in accordance with Section 8(b) of the Ground Segment Procurement Contract; and provided further that, until three months after the System Available Date, ORBCOMM shall only be obligated to have available emergency technical advice between the hours of 9:00 a.m. and 5:00 p.m. United States Eastern Standard Time (or United States Eastern Daylight Time as applicable) on regular business days;

                 (v) Implement its own advertising and other promotional programs for the ORBCOMM System, the scope and timing of which shall be in ORBCOMM's sole discretion;

                 (vi) To the fullest extent permitted by applicable law, rule or regulation of any Governmental Authority, (A) cause ORBCOMM USA to offer to any of Licensee's Resellers rights substantially similar to those set forth in Section 3(a)(xiv) and (B) include the substance of Section 3(a)(xiii) and Section 7 in each service license agreement it executes after the date hereof;

                 (vii) Establish a mutually agreeable framework and reporting scheme with Licensee for the joint exchange of operational statistics (such as statistical data on message lengths, message frequencies, time of day, day of week and seasonal usage for each service offering and market segment served by Licensee) that are necessary for the Licensee, ORBCOMM and other ORBCOMM System service licensees to appropriately manage their respective systems and provide consistent quality services using the ORBCOMM System;

                 (viii) Prior to or concurrently with the execution of this Agreement, execute the

         Ground Segment Procurement Contract and the ORBCOMM Gateway Software License Agreement;

                 (ix) To the fullest extent permitted by law, cause ORBCOMM Global to apply to register the ORBCOMM service mark in all countries and territories comprising the Territory;

                 (x) Not change the ORBCOMM System or the ORBCOMM Licensed Gateway Software so as to render technically inoperable (A) any Subscriber Communicators registered on the Licensee System or (B) any [CONFIDENTIAL TREATMENT];

                 (xi) To the fullest extent permitted by applicable law, rule or regulation of any Governmental Authority, include language substantially similar to Section 3(a)(xiii) in each service license agreement it executes after the date hereof and, [CONFIDENTIAL TREATEMENT]. Except as specifically provided in this Section 3(b)(xii), ORBCOMM shall have no other obligations or liabilities to Licensee for a violation of such provision by another ORBCOMM System service licensee or for encroachment on the Territory by another ORBCOMM System service licensee;

                 (xii) Make each of its Subscriber Communicator manufacturers aware of the standards, as adopted, of the European Telecommunications Standards Institute ("ETSI") regarding subscriber communicators to be operated in the European Union and establish a type approval testing standard designed to demonstrate compliance with such ETSI standards so long as the ETSI standards are consistent with the technical capabilities of the ORBCOMM System; and

                 (xiii) Provide Licensee with any and all amendments or modifications to the FCC licenses received by Orbital Communications Corporation, ORBCOMM Global or any of their Affiliates, as the case may be, relating to the ORBCOMM System and give Licensee notice promptly after filing of any amendment or modification application filed with the FCC relating to the ORBCOMM System.


SECTION 4 - LICENSE FEE

         (a) In addition to any other fees or payments specified herein, Licensee shall pay to ORBCOMM the sum of U.S. [CONFIDENTIAL TREATMENT] (the "License Fee"). The License Fee shall be payable by electronic fund transfer, to a bank account of ORBCOMM specified in writing, in five installments as follows:

                 (i) The first installment shall be in the amount of U.S. [CONFIDENTIAL TREATMENT] and shall be payable in cash or immediately available funds on [CONFIDENTIAL TREATMENT];

                 (ii) The second installment shall be in the amount of U.S. [CONFIDENTIAL

         TREATMENT] and shall be payable in cash or immediately available funds on [CONFIDENTIAL TREATMENT];

                 (iii) The third installment shall be in the amount of [CONFIDENTIAL TREATMENT] and shall be payable in cash or immediately available funds on [CONFIDENTIAL TREATMENT];

                 (iv) The fourth installment shall be in the amount of U.S. [CONFIDENTIAL TREATMENT] and shall be payable in cash or immediately available funds on [CONFIDENTIAL TREATMENT]; and

                 (v) The fifth installment shall be in the amount of U.S. [CONFIDENTIAL TREATMENT] and shall be payable in cash or immediately available funds on the later to occur of (A) [CONFIDENTIAL TREATMENT] and (B) [CONFIDENTIAL TREATMENT].

         The parties acknowledge that a non-refundable option fee in the amount of U.S. [CONFIDENTIAL TREATMENT] has been fully paid to ORBCOMM Global by Nuova Telespazio, a shareholder of Licensee, on behalf of Licensee prior to the execution of this Agreement. Such amount was paid in consideration of the extension, until August 1, 1996, of the exclusive right of the founder of Licensee to be the Candidate Licensee for ORBCOMM Services in Europe.

                          (b)     On the occurrence of the event specified in
         Section 5(b)(vi) of the Ground Segment Procurement Contract, Licensee shall be entitled to be repaid and ORBCOMM shall promptly [CONFIDENTIAL TREATMENT] previously paid to ORBCOMM up to a total of [CONFIDENTIAL TREATMENT], in which event this Agreement shall automatically terminate without further action on the payment of all such amounts. The parties agree that the foregoing shall be the sole and exclusive remedy of Licensee for any failure by ORBCOMM [CONFIDENTIAL TREATMENT].


SECTION 5 - SATELLITE USAGE FEES

         In addition to any other fees or payments specified herein, Licensee shall pay to ORBCOMM a fee for the use of the Satellites (the "Satellite Usage Fee") in accordance with the following terms and conditions:

                 (a) Amount of Fee. (i) The Satellite Usage Fee for a calendar month shall be equal to the greater of (A) [CONFIDENTIAL TREATMENT] percent (the "Revenue Dependent Fee Percentage") of Licensee's gross operating revenues for such month (the "Revenue Dependent Amount") and (B) U.S. [CONFIDENTIAL TREATMENT] (the "Data Throughput Fee Amount") multiplied by the number of KBytes of data originating from or terminating to Subscriber Communicators registered on or provided roaming services by the Licensee System at any time during such month and processed by Licensee's ORBCOMM Gateway (the "Data Throughput Fee"), in either case excluding bytes added to the Subscriber's message by the ORBCOMM System and excluding the OR address indicator.

                 (ii) For purposes of this Agreement, in calculating the Revenue Dependent Amount gross operating revenues shall:

                          (A) be calculated using the amounts invoiced during a calendar month by Licensee, whether these amounts are collected or not;

                          (B)     include only revenues derived from
                 [CONFIDENTIAL TREATMENT], [CONFIDENTIAL TREATMENT], and [CONFIDENTIAL TREATMENT] for ORBCOMM Services, including all [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] derived as a provider of roaming or multinational account services and all [CONFIDENTIAL TREATMENT], [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] charged by Licensee to an In-Country Representative;

                          (C) if such a long message surcharge has not been charged Resellers and Subscribers, in the event Licensee provides services directly to Subscribers, be calculated to include a long message surcharge, equal to at least U.S.[CONFIDENTIAL TREATMENT] (or its equivalent in the applicable currency) for each message whose length is between [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] bytes, inclusive, or equal to at least U.S. [CONFIDENTIAL TREATMENT] (or its equivalent in the applicable currency) for each message whose length exceeds [CONFIDENTIAL TREATMENT] bytes;

                          (D) be calculated assuming that ORBCOMM Services combined with other services or hardware provided by Licensee or its Resellers were priced no less than similar ORBCOMM Services provided on a stand alone basis;

                          (E) exclude those revenues derived from another third party derived as a provider of roaming or multinational account services and any surcharge due and owing to ORBCOMM in connection with roaming or multinational account services; and

                          (F) exclude all value-added or similar taxes or assessments that Licensee is required by applicable law to collect from its customers and remit to Governmental Authorities in the Territory.

                 (iii) In calculating the Revenue Dependent Amount or the Data Throughput Fee any data throughput associated with a Subscriber Communicator registered or used by any of ORBCOMM Global, ORBCOMM USA, or ORBCOMM for purposes of maintenance and testing shall be excluded.

                 (iv) The Data Throughput Fee Amount shall be reviewed by the parties on the [CONFIDENTIAL TREATMENT] anniversary of the Licensee System Acceptance Test and annually thereafter for the purposes of determining whether, taking into account competition and other market conditions, it should be [CONFIDENTIAL TREATMENT]. In addition, Licensee may request that the Data Throughput Fee Amount be reviewed by the parties more frequently on an industry-by-industry basis in light of market specific competition or other relevant considerations.

                 (b) [CONFIDENTIAL TREATMENT]. (i) If at no time prior to [CONFIDENTIAL TREATMENT] were there at least [CONFIDENTIAL TREATMENT] in orbit, commencing on [CONFIDENTIAL TREATMENT] or [CONFIDENTIAL TREATMENT] ORBCOMM shall [CONFIDENTIAL TREATMENT] an amount equal to [CONFIDENTIAL TREATMENT] per month, [CONFIDENTIAL TREATMENT] until the earlier of (x) [CONFIDENTIAL TREATMENT] and (y) [CONFIDENTIAL TREATMENT]. Such [CONFIDENTIAL TREATMENT] in each month in an amount equal to the lesser of (A) [CONFIDENTIAL TREATMENT] and (B) [CONFIDENTIAL TREATMENT].

                (ii) [CONFIDENTIAL TREATMENT] ORBCOMM shall [CONFIDENTIAL TREATMENT] an amount, equal to the lesser of (A) [CONFIDENTIAL TREATMENT] a month and (B) [CONFIDENTIAL TREATMENT] for such month, provided that the [CONFIDENTIAL TREATMENT] shall be [CONFIDENTIAL TREATMENT]. In the event [CONFIDENTIAL TREATMENT] shall be [CONFIDENTIAL TREATMENT] and thereafter, [CONFIDENTIAL TREATMENT].

                 (iii) WITHIN [CONFIDENTIAL TREATMENT] calendar days of the end of each calendar month, ORBCOMM shall compute and invoice
         Licensee for the actual Satellite Usage Fee payment for such month, in U.S. dollars, using the official exchange rate in effect at Morgan Guaranty Trust Company of New York at the close of business in New York on the last business day of such calendar month. In calculating the amount owed by Licensee hereunder, ORBCOMM shall take into account any [CONFIDENTIAL TREATMENT]. In the event that Licensee does not provide ORBCOMM with any of the foregoing information, ORBCOMM may make its own estimate thereof, which estimate shall be conclusive and binding on Licensee, and compute the amount to be invoiced using such estimate.

                 (iv) Within [CONFIDENTIAL TREATMENT] days of the receipt of the Satellite Usage Fee invoice, Licensee shall pay the Satellite Usage Fee by electronic fund transfer to the bank account specified by ORBCOMM. All Satellite Usage Fees remaining unpaid after such [CONFIDENTIAL TREATMENT] day period shall bear interest until paid at the rate equal to one and one-half times the prime rate or rates announced by Morgan Guaranty Trust Company of New York during the period of nonpayment.

                 (v) Subject to Section 9(b)(ii)(F), if payments due under this Section 5 cannot be made as provided herein due to [CONFIDENTIAL TREATMENT] or other [CONFIDENTIAL TREATMENT] in each and every country or territory within the Territory, ORBCOMM shall permit Licensee to [CONFIDENTIAL TREATMENT] for a period of [CONFIDENTIAL TREATMENT] years.

SECTION 6 - SUBSCRIBER MANAGEMENT AND CUSTOMER SUPPORT SYSTEM

         To the fullest extent permitted by law, the parties to this Agreement acknowledge and agree that it is critical that (a) in the universal commissioning of new applications using the ORBCOMM System, Licensee and other ORBCOMM System service licensees have a billing and customer support system that can adequately and appropriately bill and manage Resellers and Subscribers for such applications, as well as provide associated customer support functions, and (b) Multinational Accounts be established. It is essential, therefore, that Licensee obtain a license from CSC Intelicom, Inc. ("CSC") for the subscriber management and customer support system software (the "Subscriber Management and Customer Support Software") Licensee will use for ORBCOMM Services using the Licensee System. Licensee hereby agrees to obtain a license for the Subscriber Management and Customer Support Software and purchase certain hardware from CSC on substantially the terms and conditions specified in the Software License Agreement attached hereto as Attachment H (the "CSC Software License Agreement"), as such agreement may be modified by mutual agreement of CSC and Licensee.


SECTION 7 - ROAMING ARRANGEMENTS AND MULTINATIONAL ACCOUNTS

         ORBCOMM shall establish an International Marketing Council, which Council shall include all ORBCOMM System service licensees. The International Marketing Council shall consider, among other things, the terms and conditions on which roaming arrangements and multinational accounts shall be established for ORBCOMM System service licensees. Licensee and ORBCOMM agree to be bound by the determinations of the International Marketing Council with respect to roaming arrangements and multinational accounts.

SECTION 8 - PROPER OPERATION OF THE LICENSEE SYSTEM

         (a) Performance of Tests. (i) Once a calendar year, Licensee shall permit ORBCOMM and/or its representatives access to the Licensee System, other than the Subscriber Management and Customer Support Software and associated hardware, for the purpose of performing and to the extent required to perform a quality inspection (the "Quality Inspection"), which shall be conducted to determine compliance with the provisions of this Agreement. The Quality Inspection (A) may be conducted only after ORBCOMM has given the Licensee fifteen days prior written notice thereof, (B) shall be conducted in a way that minimizes the interference with Licensee's normal business operations, and (C) may include a Licensee System Acceptance Test that requires some assistance from Licensee's personnel. All costs of Quality Inspections, other than the costs, including any out-of-pocket expenses, associated with the assistance received by ORBCOMM from Licensee's personnel specified in clause
(C) above, shall be borne by ORBCOMM; provided, however that if the Quality Inspection demonstrates that the Licensee System is not operating in accordance with the Licensee System Acceptance Specifications, Licensee shall bear the cost of such Quality Inspection which shall be at the rate for On-Site Technical Assistance Services set forth in Section 8(a) of the Ground Segment Procurement Contract.

         (ii) In addition to the foregoing, if, subsequent to the initial Licensee System Acceptance Test, in ORBCOMM's reasonable opinion after consulting with Licensee, there are grounds to believe that the Licensee System is not operating in accordance with the Licensee System Acceptance Specifications, ORBCOMM shall be entitled, at its option, (A) to require Licensee to perform a Licensee System Acceptance Test or (B) to perform a Licensee System Acceptance Test itself. If ORBCOMM elects to require Licensee to take the action specified in (A) above, ORBCOMM shall advise Licensee in writing of such election and Licensee must perform, or have performed, the test within ten days thereafter. If ORBCOMM elects to perform the Licensee System Acceptance Test itself, ORBCOMM shall advise Licensee in writing of such election and Licensee shall provide ORBCOMM and its representatives access to Licensee's facilities, including its equipment to the extent reasonably necessary to perform the test. The cost to perform the Licensee System Acceptance Test shall be borne solely by Licensee and, if performed by ORBCOMM, shall be at the rate for On-Site Technical Assistance Services set forth in
Section 8(a) of the Ground Segment Procurement Contract; provided that, if after completion of such test, ORBCOMM reasonably concludes that (x) the reason the Licensee System was not operating in accordance with the Licensee System Acceptance Specifications was the result of a defect in the ORBCOMM Gateway covered by the warranty provisions set forth in Section 6 of the Ground Segment Procurement Contract or (y) the Licensee System is operating in accordance with the Licensee System Acceptance Specifications, the cost of the Licensee System Acceptance Test including Licensee's out-of-pocket costs in connection therewith, shall be borne by ORBCOMM.

         (b) Corrective Action. If ORBCOMM determines from the Licensee System Acceptance Test that the Licensee System is not operating in accordance with the Licensee System Acceptance Specifications, or that the Licensee System is operating in violation of any applicable law, rule or regulation of any Governmental Authority and such law, rule or regulation requires immediate cessation of operation, ORBCOMM shall be entitled to require Licensee immediately to cease operation of the Licensee System and, if Licensee fails to cease operation of the Licensee System, ORBCOMM shall be entitled to terminate Licensee's access to the ORBCOMM System until ORBCOMM determines that all necessary corrections have been made by Licensee; provided however, that, if only a portion of the Licensee System is not operating in accordance with the Licensee System Acceptance Specifications, or only a portion of the Licensee System is operating in violation of any such law, rule or regulation, and ORBCOMM determines that cessation of the non-conforming portion only of the Licensee System will not injure the ORBCOMM System, is technically consistent with the ORBCOMM System architecture and is operationally feasible, ORBCOMM shall notify Licensee in writing of such determination and Licensee shall be entitled to cease operating the non-conforming portion only of the Licensee System. Notwithstanding the foregoing proviso, in the event the corrections required by this Section 8 are not made within three months of receipt by Licensee of written notice thereof, ORBCOMM shall be entitled to terminate this Agreement.

SECTION 9 - TERM OF AGREEMENT

         (a) Term. Subject to the provisions set forth in this Section 9, this Agreement shall have a term of ten years, commencing on the date on which ORBCOMM provides Licensee with a Licensee System Acceptance Test certificate certifying completion of the Licensee System Acceptance Test for the ORBCOMM Gateway for the Territory that includes one GES. Within one year prior to the expiration of the initial term of this Agreement, Licensee may request that this Agreement be extended for a further period of up to ten years, which request shall not be unreasonably denied by ORBCOMM. To the extent such extension is granted, ORBCOMM shall not charge Licensee a license fee in any form for such extension.

         (b)     Termination.

         (i) Termination by Licensee. Subject to the provisions of Section 12, this Agreement may be terminated for convenience by Licensee one year after providing to ORBCOMM written notice of termination (a "Termination for Convenience"). In addition, this Agreement may be terminated by Licensee at any time after the occurrence of any of the following events of default:

                 (A) Any representation or warranty made by ORBCOMM in this Agreement or any other document delivered pursuant to this Agreement including the Ground Segment Procurement Contract and the ORBCOMM Gateway Software License Agreement shall be false or misleading in any material respect;

                 (B) ORBCOMM shall fail to observe or perform any of its obligations under this Agreement (other than breaches specified in Section 9(b)(i)(E)), and such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by ORBCOMM of written notice thereof;

                 (C) ORBCOMM shall (w) make an assignment for the benefit of creditors, (x) file a petition in bankruptcy, (y) be adjudicated insolvent or bankrupt, or (z) petition or apply to any tribunal for any receiver or for any trustee for it under any domestic or foreign reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or ORBCOMM shall have commenced against it any such proceeding or an order for relief shall be entered that remains undismissed for a period of [CONFIDENTIAL TREATMENT] days, ORBCOMM by any act indicates its consent to, approval of, or acquiescence in, any such proceeding, order for relief or the appointment of any receiver of or any trustee for it or ORBCOMM suffers any such receivership or trusteeship to continue undischarged for a period of [CONFIDENTIAL TREATMENT] days;

                 (D)      Licensee shall have exercised its rights set forth in
         Section 13(a);

                 (E) ORBCOMM shall fail to comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority in the performance of its obligations hereunder or under any of the other Transaction Agreements and such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by

         ORBCOMM of written notice thereof, provided that if ORBCOMM diligently and in good faith attempted to cure such failure during such [CONFIDENTIAL TREATMENT] day period but was unable to resolve such failure, ORBCOMM shall have an additional [CONFIDENTIAL TREATMENT] days to cure such failure; or

                 (F) An event of default by ORBCOMM shall have occurred under Section 9(a) of the Ground Segment Procurement Agreement or under Section 7(a) of the ORBCOMM Gateway Software License Agreement.

         (ii) Termination by ORBCOMM. This Agreement may be terminated by ORBCOMM at any time after the occurrence of any of the following events of default:

                 (A) Licensee shall fail to pay any amount due under this Agreement, including the Satellite Usage Fee, within [CONFIDENTIAL TREATMENT] days after receipt of notice from ORBCOMM that such amount is due;

                 (B) Any representation or warranty made by Licensee in this Agreement or any other document delivered pursuant to this Agreement including the Ground Segment Procurement Contract and the ORBCOMM Gateway Software License Agreement shall be false or misleading in any material respect;

                 (C) Licensee shall fail to observe or perform any of its obligations under Section 8(b);

                 (D) Licensee shall fail to observe or perform any of its obligations under this Agreement (other than breaches specified in Sections 9(b)(ii)(A), (C), (G), (H) or (I)), and such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by Licensee of written notice thereof;

                 (E) Licensee shall (w) make an assignment for the benefit of creditors, (x) file a petition in bankruptcy, (y) be adjudicated insolvent or bankrupt, or (z) petition or apply to any tribunal for any receiver or for any trustee for it under any domestic or foreign reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or Licensee shall have commenced against it any such proceeding or an order for relief shall be entered that remains undismissed for a period of sixty (60) days, Licensee by any act indicates its consent to, approval of, or acquiescence in, any such proceeding, order for relief or the appointment of any receiver of or any trustee for it or Licensee suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

                 (F) Licensee shall not have made any amounts due and owing to ORBCOMM hereunder in U.S. Dollars for more than two years because of currency exchange restrictions imposed by each Governmental Authority in the Territory;

                 (G) Licensee shall take any action or fail to take any action that results in

         ORBCOMM contravening or violating any law, rule or regulation of any Governmental Authority, or Licensee shall fail to comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority in the performance of its obligations hereunder or under any of the other Transaction Agreements and such contravention, violation or noncompliance shall remain uncured for a period of 30 days after receipt by Licensee of written notice thereof, provided that if Licensee diligently and in good faith attempted to cure such contravention, violation or noncompliance during such [CONFIDENTIAL TREATMENT] day period but was unable to resolve such failure, Licensee shall have an additional [CONFIDENTIAL TREATMENT] days to cure such failure;

                 (H) Licensee shall violate the provisions of Section 12(a) and Licensee shall fail to cure such violation within five business days of receipt of written notice thereof;

                 (I) By four months after the System Available Date, Licensee shall not have obtained, or shall thereafter fail to maintain, the Permits required to operate the Licensee System in at least one of [CONFIDENTIAL TREATMENT] or the [CONFIDENTIAL TREATMENT]; or

                 (J) An event of default by Licensee shall have occurred under Section 9(b) of the Ground Segment Procurement Agreement,
         Section 7(b) of the ORBCOMM Gateway Software License Agreement, or under the CSC Software License Agreement.

         (iii) Special Termination By Licensee. (A) Licensee shall be entitled to terminate this Agreement in the event it determines by [CONFIDENTIAL TREATMENT] that the standards expected to be adopted by ETSI will, if adopted, preclude the technical operation of the ORBCOMM System in the Territory. If Licensee desires to terminate this Agreement pursuant to this
Section 9(b)(iii) Licensee must give ORBCOMM written notice prior to [CONFIDENTIAL TREATMENT] of Licensee's exercise of its right to terminate this Agreement effective immediately. In the event of termination by Licensee pursuant to this Section 9(b)(iii), neither party shall have any liability to the other except as otherwise provided in this Section 9(b)(iii).

         (B) In the event of the termination of this Agreement by Licensee in accordance with Section 9(b)(iii)(A), Licensee shall be entitled to a refund of any payments made pursuant to Section 3(b) of the Ground Segment Procurement Contract prior to the date of termination, which refund shall be made by ORBCOMM within five business days of termination of this Agreement as provided in this Section 9(b)(iii)(B).

         (c) Remedies on Termination. (i) On a Termination for Convenience or a termination of this Agreement by ORBCOMM pursuant to Section 9(b)(ii), to the fullest extent permitted by law, ORBCOMM shall be entitled, in its discretion, to become a sublicensee of Licensee and operate and manage the Licensee System for a period of up to [CONFIDENTIAL TREATMENT] after termination of this Agreement to ensure that there is as little interruption as possible in the provision of ORBCOMM Services in the Territory and, during such [CONFIDENTIAL TREATMENT] period, ORBCOMM shall use all commercially reasonable efforts to locate a third party buyer for the Licensee System. Licensee agrees to cooperate in a commercially reasonable manner and actively participate, including with respect to the transfer of the Permits in the Territory and providing ORBCOMM information on its Resellers, in ensuring continued operations until such time that a new entity has been granted the necessary Permits for the Territory and is ready to start operations.

         (ii) Subject to Section 14, termination of this Agreement by the party not in default in accordance with the terms hereof shall be without prejudice to any other rights or remedies such party shall have by law.

         (d) Abandonment of ORBCOMM System. (i) Nothing contained in this Agreement, including any attachments hereto, shall prevent the ORBCOMM Entities from ceasing to develop, construct or operate the ORBCOMM System. In the event ORBCOMM or any of the ORBCOMM Entities abandon the ORBCOMM System by ceasing to develop, construct and operate all of the ORBCOMM System, ORBCOMM shall be entitled to terminate this Agreement by giving Licensee 180 days written notice. In such event, to the fullest extent permitted by applicable law, Licensee shall have the right, together with all other persons who may have a similar right and a desire to exercise such right, all of whom shall be obligated to act as a group (the "ORBCOMM System Purchase Group"), to purchase the tangible assets of the ORBCOMM System owned by ORBCOMM Global, ORBCOMM USA, or ORBCOMM and to purchase a non-exclusive, perpetual license to use, solely in connection with the operation of the tangible assets purchased pursuant to this
Section 9(d), the intangible assets of the ORBCOMM System, other than any operating or regulatory licenses with respect to the ORBCOMM System, owned by ORBCOMM Global, ORBCOMM USA, or ORBCOMM at their then fair market value, which right shall be exercised, if at all, by the ORBCOMM System Purchase Group within three months of receipt of written notice from ORBCOMM of abandonment (the "Option Exercise Notice"). The fair market value of the tangible assets and such license for the intangible assets of the ORBCOMM System shall be determined as of the day of abandonment and on the basis of an arms' length transaction between a willing buyer and a willing seller. Any determination of fair market value pursuant to this Section 9(d) shall be final, binding and conclusive on the parties. Fair market value shall be determined as follows:

                 (A) Promptly after delivery of the Option Exercise Notice, ORBCOMM and the ORBCOMM System Purchase Group shall attempt in good faith to agree on the fair market value. If ORBCOMM and the ORBCOMM System Purchase Group agree on a value (regardless of when such agreement is reached, and notwithstanding the pendency of appraisal efforts pursuant to this Section), such value shall be the fair market value;

                 (B) If ORBCOMM and the ORBCOMM System Purchase Group fail to reach such an agreement within one month after the delivery of the Option Exercise Notice, they shall each select an independent appraiser who is one of the "Big Six" United States accounting firms. If either ORBCOMM or the ORBCOMM System Purchase Group shall fail to select an appraiser within twenty (20) days after the expiration of the one-month period referred to in the preceding sentence, the fair market value shall be determined by the appraiser selected by the other. Following such selection, each such appraiser shall determine the value of the tangible and intangible assets of the ORBCOMM System to be purchased pursuant to this Section 9(d) as quickly as practicable, and in any event within forty-five (45) days after the last appraiser has been selected, and give notice of such determination to ORBCOMM and the ORBCOMM System Purchase Group. If either appraiser shall fail to make such a determination of value within forty-five days after the last appraiser has been selected, the fair market value shall be the value determined by the other appraiser. If the greater of the two values determined by such two appraisers is within 10% of the lesser of such two values, the fair market value shall be the average of such two values.

                 (C) If the greater of the two values determined by such two appraisers is not within 10% of the lesser of such two values, such two appraisers shall select a third independent appraiser who shall be one of the "Big Six" United States accounting firms and who shall as quickly as practicable, but in no event later than forty-five days after appointment, select one of the values determined by the first two appraisers as the value that more closely approximates the correct fair market value, and such value selected by the third appraiser shall be fair market value.

                 (D) ORBCOMM and the ORBCOMM System Purchase Group agree to cooperate with one another and with the appraisers in determining fair market value. ORBCOMM and the ORBCOMM System Purchase Group shall each bear its own out-of-pocket expenses incurred in connection with the determination of fair market value, including without limitation the fees and expenses of the appraiser selected by each, and one-half of the fees and expenses of the third appraiser, if any.

                 (E) The consummation of the purchase and sale of the assets specified herein shall occur within 45 days of the determination of the fair market value therefor.

         In the event ORBCOMM ceases to develop, construct or operate the ORBCOMM System as specified in this Section 9(d)(i), ORBCOMM shall use all commercially reasonable efforts to cooperate with the ORBCOMM System Purchase Group in the transfer of the ORBCOMM System; provided that ORBCOMM shall be reimbursed by the ORBCOMM System Purchase Group for all of its expenses incurred in providing such cooperation. In addition, ORBCOMM shall continue to operate the ORBCOMM System until the expiration of any rights to purchase by the ORBCOMM System Purchase Group if the ORBCOMM System Purchase Group does not exercise such rights or, if the ORBCOMM System Purchase Group exercises such rights, until consummation of the purchase and sale of the assets as specified herein.

         [CONFIDENTIAL TREATMENT].

         (e) Use of ORBCOMM System After Termination or Expiration. Except as otherwise provided in Section 9(d), on the effective date of termination or expiration of this Agreement, Licensee shall cease using the ORBCOMM System, the ORBCOMM Licensed Gateway Software, the ORBCOMM operating methods and the "ORBCOMM" logos, trademarks, service marks and name, and shall return all manuals and related materials to ORBCOMM.

         (f) Obligations After Termination. The obligations set forth in Sections 3(a)(vi), 11(a)(ii), 11(b)(ii), 12(b), 14, 15 and 18(d), (j), (k) and
(n) and those obligations that relate to any amounts due and owing for any periods prior to termination or expiration of this Agreement shall survive such termination or expiration.


SECTION 10 - CHANGE OF CONTROL

         In the event a change in control occurs with respect to Licensee, ORBCOMM must consent in writing to an assignment of this Agreement, which consent shall not be unreasonably withheld. For purposes of this Agreement, a "change of control" with respect to Licensee shall be deemed to have occurred if the Controlling Shareholders in the aggregate shall (a) cease to own, directly or indirectly, at least 51 percent of the issued and outstanding shares of capital stock or other interests of Licensee entitled to vote generally for the election of directors or persons performing similar functions or (b) not have the ability to elect a majority of the directors or persons performing similar functions of Licensee.


SECTION 11 - REPRESENTATIONS AND WARRANTIES

         (a) Representations and Warranties of Licensee. (i) Licensee represents and warrants to ORBCOMM that (A) Licensee is a corporation duly organized and validly existing under the laws of the Netherlands, (B) a true and accurate list of Licensee's shareholders, with their percentage ownership interest in Licensee, is set forth on Attachment I, (C) Licensee has the power, corporate or otherwise, to enter into the Transaction Agreements and perform its obligations thereunder and the execution, delivery and performance of the Transaction Agreements by Licensee has been duly authorized by all necessary action on the part of Licensee, (D) the Transaction Agreements have been duly executed and delivered by Licensee and each constitutes a legally valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, (E) Licensee's trademarks, service marks or trade names or any hardware or software developed by or on behalf of it (other than any hardware or software provided by ORBCOMM pursuant to any of the Transaction Agreements) will not violate any copyright, trade secret, trademark, patent, invention, proprietary information, privacy, non-disclosure or any other statutory or common law rights of any third party in effect in or applicable to the Territory or, if found to violate, shall promptly remedy such violation by modifying any infringing item or by entering into an appropriate license arrangement with such third party, and (F) Licensee's operation of the Licensee System will not contravene any applicable European, regional, country, federal, state, local or foreign rules, regulations, laws or treaties.

         (ii) Licensee agrees to indemnify and hold harmless ORBCOMM and its Affiliates, officers, directors, employees, agents, and representatives, including any of the other ORBCOMM Entities, against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising out of or in connection with Licensee's misuse of the ORBCOMM logos, trademarks and service marks or any other intellectual property rights of ORBCOMM or any third parties incorporated into the ORBCOMM System, or Licensee's breach of any representations, warranties, covenants or agreements contained herein. This indemnification obligation shall survive the expiration or termination of this Agreement.

         (b) Representations and Warranties of ORBCOMM. (i) ORBCOMM represents and warrants to Licensee that (A) ORBCOMM is a limited partnership duly formed and validly existing under the laws of the State of Delaware, (B) ORBCOMM has the partnership power to enter into the Transaction Agreements to which it is a party and perform its obligations thereunder and the execution, delivery and performance by ORBCOMM of the Transaction Agreements to which it is a party has been duly authorized by all necessary action on the part of ORBCOMM, (C) the Transaction Agreements to which it is a party have been duly executed and delivered by ORBCOMM and each constitutes a legally valid and binding obligation of ORBCOMM, enforceable against ORBCOMM in accordance with its terms, (D) the ORBCOMM Entities' operation of the ORBCOMM System will not violate any registered copyright, trade secret, trademark or patent rights of any third party in effect in the Territory or, if found to violate, shall promptly remedy such violation by modifying any infringing item or by entering into an appropriate license arrangement with such third party, (E) the ORBCOMM Entities' use of the ORBCOMM System will not contravene any United States federal, state or local rules, regulations, laws or treaties, including, but not limited, to licensing requirements, (F) the initial two satellites for the ORBCOMM System were launched in April 1995 and are currently commercially available in the United States for the non real-time transmission of short messages and data, (G) ORBCOMM Global has entered into the ORBCOMM System Procurement Agreement dated as of September 12, 1995 between Orbital and ORBCOMM Global, and (H) OCC has been awarded United States Federal Communications Commission authority to construct, launch and operate the ORBCOMM System in the United States; and

         (ii) ORBCOMM agrees to indemnify and hold harmless Licensee and its Affiliates, officers, directors, employees, agents, and representatives against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising out of or in connection with ORBCOMM's breach of any representations, warranties, covenants or agreements contained herein. This indemnification obligation shall survive the expiration or termination of this Agreement.


SECTION 12 - NON-COMPETITION

         (a) During Term. As long as this Agreement is in effect, Licensee hereby agrees that it, its shareholders or the equivalent thereof and its Affiliates shall not engage or participate in, assist or have an interest in, directly or indirectly, the operation, management or conduct of any business or enterprise, other than the Licensee System, that provides or intends to provide satellite-based, two-way data communications or position determination services using radio frequencies below 1 GHz for communications directly between satellite(s) and subscriber communicators.

         (b) After Term. In the event of a Termination for Convenience, or if ORBCOMM terminates this Agreement pursuant to Section 9(b)(ii), Licensee hereby agrees that, for a period of two years from the date of such termination, it, its shareholders or the equivalent thereof and its Affiliates shall not engage or participate in, assist or have an interest in, directly or indirectly, the operation, management or conduct of any business or enterprise that provides or intends to provide satellite-based, two-way data communications or position determination services using radio frequencies below 1 GHz for communications directly between satellite(s) and subscriber communicators.

         (c) Notwithstanding the foregoing, (i) OHB System GmbH shall be entitled to continue to operate the SAFIR system, consisting of two operating satellites and any replacements thereto and provided that in the event the Successful Launch of 24 Satellites has not occurred by December 31, 1998, OHB System shall be entitled to increase the SAFIR constellation to a total of six satellites and (ii) each Controlling Shareholder of Licensee shall be entitled to sell either directly or through any Affiliate satellite and ground equipment to any entity.


SECTION 13 - SYSTEM OUTAGES AND FAILURE

         (a) In the event ORBCOMM is unable to provide Licensee with access to the ORBCOMM System due to temporary or intermittent problems (not including planned periods of satellite unavailability) with the ORBCOMM System other than those temporary or intermittent problems caused by Licensee, any of its Subscribers or the Licensee System (an "Intermittent Service Problem") for an aggregate of more than ten days where no service was available for a 24 consecutive hour period during any one year period commencing on the later to occur of (i) the System Available Date and (ii) the date the Licensee System commenced operations, and any anniversary of such date, Licensee's sole and exclusive remedy shall be to extend the term of this Agreement [CONFIDENTIAL TREATMENT] for each day, in excess of such ten days where no service was available for a 24 consecutive hour period, that ORBCOMM is unable to provide Licensee with access to the ORBCOMM System; provided, however that if the ORBCOMM System has Intermittent Service Problems aggregating 180 days where no service was available for a 24 consecutive hour period in each of three consecutive years, Licensee shall be entitled to terminate this Agreement upon written notice to ORBCOMM and in such event ORBCOMM shall be deemed to have abandoned the ORBCOMM System pursuant to the terms of Section 9(d).

         (b) If ORBCOMM determines in its sole discretion that the ORBCOMM System has permanently and irrevocably failed such that Licensee cannot access the ORBCOMM System, ORBCOMM shall be entitled to terminate this Agreement as described in Section 9(d).

SECTION 14 - DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

         (a) Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NONE OF THE ORBCOMM ENTITIES HAVE MADE AND NONE OF THEM SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBCOMM SYSTEM OR ANY SERVICES AND/OR PRODUCTS TO BE PROVIDED UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ORBCOMM ENTITIES EXPRESSLY DISCLAIMS, AND LICENSEE HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES OF EACH OF THE ORBCOMM ENTITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO, INCLUDING, BUT NOT LIMITED TO, (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (iii) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBCOMM SYSTEM OR ANY SERVICES AND/OR PRODUCTS PROVIDED BY OR THROUGH ANY OF THE ORBCOMM ENTITIES UNDER THIS AGREEMENT; AND (iv) ANY WARRANTY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ANY OF THE ORBCOMM ENTITIES.

         (b) Limitation of Liability. (i) Each of the parties acknowledges and understands that the ORBCOMM System is a new, untested system that entails a high degree of risk of (A) delay in or cancellation of deployment and (B) launch vehicle, satellite and other equipment or software failure or impaired performance, and that there can be no assurance that the ORBCOMM System will be an economically viable system even if successfully deployed. Each party shall bear all responsibility, risk and cost associated with developing and maintaining its respective business, and none of the ORBCOMM Entities shall be liable to Licensee for costs or damages caused by any schedule delays or failure of the ORBCOMM System or any component thereof, except as specifically provided in this Agreement.

         (ii) Licensee acknowledges that ORBCOMM shall supply the service that is the subject of this Agreement on a good faith efforts basis and that service failures and interruptions may occur and are difficult to assess as to cause or resulting damages. In such event and except as otherwise provided in
Section 13, the parties agree that the ORBCOMM Entities shall not be liable to Licensee for any losses or damages arising out of any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communications line failure, theft or destruction or unauthorized access to, alteration of or use of records, associated with the ORBCOMM System or ORBCOMM Services whether for breach of contract, tortious behavior, negligence, or under any other cause of action.

         (iii) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO THE OTHER UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. In addition, except as otherwise specified in Sections 5(b) and 9(d)(ii), in no event shall any liability of ORBCOMM or any of the other ORBCOMM Entities under the Transaction Agreements in the aggregate exceed an amount equal to [CONFIDENTIAL TREATMENT] ([CONFIDENTIAL TREATMENT]) and U.S. [CONFIDENTIAL TREATMENT] minus
(A) [CONFIDENTIAL TREATMENT] and (B) [CONFIDENTIAL TREATMENT].


SECTION 15 - DISPUTE RESOLUTION

         (a) Subject to the provisions of Section 18(n), in the event of a claim or controversy regarding any matter covered by this Agreement, ORBCOMM and Licensee shall use all reasonable efforts to resolve such claim or controversy within 60 calendar days (5 calendar days in the case of a claim or controversy arising under Section 3(a)(xiv)) of receipt by either party of notice of the existence of any such claim or controversy. In the event the parties are unable to agree on the resolution of such claim or controversy within such period of time, either party may remove the claim or controversy for settlement by final and binding arbitration in New York, NY, in accordance with the then existing United States domestic rules of the American Arbitration Association ("AAA") (to the extent not modified by this Section). In the event that more than one claim or controversy arises under this Agreement, such claim or controversy may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three arbitrators. Each of ORBCOMM and Licensee shall appoint one arbitrator. If any party shall fail to appoint an arbitrator within 30 calendar days (15 calendar days in the case of a claim or controversy arising under Section 3(a)(xiv)) from the date on which the other party's request for arbitration has been communicated to the first party, such appointment shall be made by the AAA. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal and, other than with respect to a claim or controversy arising under
Section 3(a)(xiv), who shall have significant operational expertise in geographically distributed data communications networks. If the two appointed arbitrators fail to nominate a chairman within ten calendar days (5 calendar days in the case of a claim or controversy arising under Section 3(a)(xiv)) from the date as of which both arbitrators shall have been appointed, such chairman shall be selected by the AAA. With respect to a claim or controversy arising under Section 3(a)(xiv), the arbitrators shall be obligated to render a decision with respect thereto within 30 days of the date of the selection of the chairman. In all cases, the arbitrators shall be fluent in English. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorney's fees incurred by the party seeking to enforce the award.

         (b) Pending a final determination by the arbitrators, if the claim or controversy concerns the payment by Licensee of any fees or amounts due hereunder (including the right to conduct an audit of such fees or amounts), ORBCOMM shall have the right to terminate Licensee's access to the ORBCOMM System unless Licensee posts a bond from a reputable bonding company covering in full the amount of the disputed payment. In the event ORBCOMM elects to exercise such right and notwithstanding any determination by the arbitrators, Licensee's sole remedies for such termination by ORBCOMM shall be an extension of the term of this Agreement equal to the period during which Licensee was denied access to the ORBCOMM System and in the event the arbitrators determine that Licensee did not owe ORBCOMM any fees or amounts and Licensee posted a bond as specified herein, ORBCOMM [CONFIDENTIAL TREATMENT].

         (c) Except with respect to the application of Section 18(n) hereof, the rights of the parties under this Section 15 shall be the exclusive method of dispute resolution with respect to any claim or controversy regarding any matter covered by this Agreement.


SECTION 16 - COMPLIANCE WITH LAWS

         Each of the parties shall comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority in the performance of its obligations hereunder. In particular, Licensee agrees to comply with all applicable laws of the United States regarding export controls, international traffic in arms regulations and foreign corrupt practices. In addition, but not in limitation of the foregoing, summaries of the current provisions of the United States Federal International Traffic in Arms Regulations and of the Prohibited Foreign Trade Practices Act are set forth in Attachment J.


SECTION 17 -FRANCHISE FEES

         In the event Licensee shall receive franchise or any other similar fees from a In-Country Representative that exceed in total the sum of U.S. [CONFIDENTIAL TREATMENT] Licensee shall pay to ORBCOMM [CONFIDENTIAL TREATMENT] of all such fees in excess of such amount. Such payments shall be made to ORBCOMM in U.S. dollars within [CONFIDENTIAL TREATMENT] month of [CONFIDENTIAL TREATMENT]. If the franchise or other similar fee is received by Licensee in a currency other than U.S. dollars, the amount due to ORBCOMM shall be calculated using the exchange rate for such currency in effect at Morgan Guaranty Trust Company of New York at the close of business in New York on the last business day of the month when the franchise or other similar fee is received by Licensee.


SECTION 18 - MISCELLANEOUS

         (a) Notices. All notices given under this Agreement must be in writing and sent by hand delivery, by overnight courier, by facsimile transmission (answer back received) or by international registered mail, return receipt requested and postage prepaid, to:

                 ORBCOMM:

                     ORBCOMM International Partners, L.P.
                     21700 Atlantic Boulevard
                     Dulles, VA  20166, USA.
                     Telecopy:  +1.703.406.3508
                     Attention:  President

                     with a copy to:

                     ORBCOMM Global, L.P.
                     21700 Atlantic Boulevard
                     Dulles, VA  20166, USA
                     Telecopy:  +1.703.404.8012
                     Attention:  Vice President and General Counsel


                 Licensee:

                     European Company for Mobile
                     Communicator Services, B.V., ORBCOMM Europe

                     -----------------------------------
                     -----------------------------------
                     -----------------------------------


or to such other persons or addresses as either party may designate by written notice to the other. All such notices sent to either Licensee or ORBCOMM shall be effective the earlier of (i) ten business days after the date of mailing by sender, or (ii) the date of actual receipt.

         (b) Successors and Assigns. This Agreement shall be binding upon the parties, their successors and permitted assigns. Subject to Section 10, neither this Agreement nor any interests or duties of Licensee hereunder may be assigned in whole or in part (by operation of law or otherwise) by Licensee without the express written consent of ORBCOMM, which consent shall not be unreasonably withheld.

         (c) Entire Agreement. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Licensee and ORBCOMM and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

         (d) Governing Law and Jurisdiction. (i) The construction, interpretation and





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
performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to any provisions of this Agreement. Neither party may bring any action for a claim under this Agreement later than one year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.

         (ii) For purposes of Section 18(n), each of the parties by its execution hereof (A) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based on this Agreement or the subject matter hereof brought by ORBCOMM and (B) hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claims that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York and agrees that service of process by international registered mail, return receipt requested, at the address specified in or pursuant to Section 18(a) hereof is reasonably calculated to give actual notice. Each party agrees that at the other party's request it will appoint an agent for service of process within the State of New York.

         (e) Force Majeure. Neither party shall be held responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a claim or controversy and resolved in accordance with Section 15.

         (f) Waiver. It is understood and agreed that no failure or delay by either ORBCOMM or Licensee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         (g) Severability. If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

         (h) Headings. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (i) Independent Contractors. Licensee and ORBCOMM are independent contractors to one another, neither party has the authority to bind the other in any way or to any third party, and nothing in this Agreement shall be construed as granting either party the right or authority to act as a representative, agent, employee or joint venturer of the other.

         (j) Non-Disclosure. Each of the parties to this Agreement acknowledge the execution of the Mutual Non-Disclosure Agreement dated as of October 15, 1996 and each agrees to observe the provisions thereof.

         (k) English Language; Communication in English. The parties recognize and agree that while this Agreement may be translated into other languages, the English language version of this Agreement shall be the official version of this Agreement and shall prevail if any dispute in the interpretation of this Agreement between such languages arises between the parties. The parties agree that all communications, notices or any written material to be provided by ORBCOMM to Licensee or by Licensee to ORBCOMM under this Agreement shall be in the English language or accompanied by an accurate and complete translation into English.

         (l) Calendar. The Gregorian calendar shall be used in calculating, invoicing and paying all amounts due under this Agreement.

         (m) Payments. All payments due and payable to ORBCOMM hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by ORBCOMM in writing.

         (n) Equitable Relief. Each of the parties acknowledges that the ORBCOMM System and the ORBCOMM Services provided pursuant to this Agreement are unique and recognizes and affirms that in the event of any breach of this Agreement by it, money damages may not be adequate and the other party may have no adequate remedy at law. Accordingly, each of the parties agrees that the other party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other party's obligations hereunder not only by an action or actions for damages but also an action or actions for specific performance, injunctive relief and/or other equitable relief.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.




                      ORBCOMM INTERNATIONAL PARTNERS, L.P.


                       By:
                          ----------------------------------------------
                           Name:       Andre Halley
                           Title:      Vice President, Market Development



                      EUROPEAN COMPANY FOR MOBILE
                      COMMUNICATOR SERVICES, B.V.,
                      ORBCOMM EUROPE


                       By:
                          -----------------------------------------------
                           Name:
                                    -------------------------------------
                           Title:
                                    -------------------------------------

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.




                       ORBCOMM INTERNATIONAL PARTNERS, L.P.


                        By:
                           -----------------------------------------------
                            Name:       Andre Halley
                            Title:      Vice President, Market Development



                       EUROPEAN COMPANY FOR
                       MOBILE COMMUNICATOR SERVICES,
                       B.V.


                       By:
                           -----------------------------------------------
                           Name:
                                    --------------------------------------
                           Title:
                                    --------------------------------------